CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is entered into effective as of the 1st day of June 2006, by and between Emergency Filtration Products, Inc., a Nevada corporation ("EFP"), and David Mierkey ("Consultant").

PREMISES

WHEREAS, EFP is seeking an outside sales consultant to assist with selling of its products (the “Products”), and

WHEREAS, Consultant is willing to be engaged by EFP to assist EFP with Product sales, and

WHEREAS, EFP desires to retain the services of Consultant for the benefit of EFP.

NOW THEREFORE, the parties set forth their understanding of the terms of this agreement below.

AGREEMENT

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein and of the mutual benefits to be derived hereunder, the parties agree as follows:

1.

Independent Contractor.  EFP hereby engages Consultant as an independent contractor to provide assistance to EFP and Consultant hereby accepts and agrees to such engagement on the terms and conditions hereinafter set forth.  Consultant is retained under the terms of this Agreement as an independent contractor and nothing herein shall be construed as creating an employer/employee relationship between the parties.

2.

Term.  Consultant shall be engaged by EFP beginning June 1, 2006, for a term of one (1) year, unless either party terminates the agreement in accordance with the provisions of this Agreement.

3.

Duties.  During the term of this Agreement, Consultant shall be engaged by EFP to assist with the sales of EFP’s Products as directed by EFP.

Consultant shall devote a sufficient part of his working time and efforts to the business of EFP to accomplish the above duties within the time frames established by the mutual agreement of the parties.

4.

Compensation.

a.

Cash Fee.  For all services rendered by Consultant, EFP shall pay to Consultant a total of $50,000 per year, payable in equal installments on the last day of each month.  Because Consultant is an independent contractor and not an employee of EFP, no such payments shall be subject to withholding or other applicable taxes which are Consultant’s sole responsibility.

b.

Commission.  In addition to the above cash fee, Consultant will earn a commission of 7% on all initial orders on gross sales to new vendors as approved by EFP, and a commission of 5% on any additional orders on gross sales to these new vendors.  The commission will be payable within 30 days of EFP’s receipt of payment on such sales.

5.

Reimbursement of Expenses.  EFP also agrees to reimburse Consultant for expenses up to $500 per month incurred directly in connection with EFP’s business.  Payment of such expenses shall be made to Consultant within 30 days of Consultant’s presentation of an account of such expenses.  Any expenses above that amount must be pre-approved by EFP’s CFO.

6.

Nondisclosure of Confidential Information.  For purposes of this Agreement, the term “Confidential Information” means information (i) disclosed to or known by Consultant as a consequence of or through his/her engagement with EFP, (ii) not generally known outside EFP, and (iii) which relates to EFP’s business.  Confidential Information includes, but is not limited to, information of a technical nature, such as methods and materials, trade secrets, inventions, processes, formulas, systems, computer programs, and studies, and information of a business nature such as project plans, market information, costs, customer lists, and so forth.  Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant in violation of this Agreement, or (ii) is already in Consultant’s possession, unless such information was received by Consultant from EFP prior to the execution of this Agreement.

Recognizing that EFP is presently engaged, and may hereafter continue to be engaged, in the research and development of processes and the performance of services which involve experimental and inventive work, and that the success of EFP’s business may depend upon the protection of its processes, products and services by patent, copyright or secrecy, and that Consultant has had, or during the course of his engagement may have, access to Confidential Information, as herein defined, Consultant agrees and acknowledges that:

a.

EFP has exclusive right and title to all Confidential Information and Consultant hereby assigns all rights he might otherwise possess in any Confidential Information to EFP.  Except as required in the performance of his duties to EFP, Consultant will not at any time during or after the term of his engagement by EFP, directly or indirectly use, communicate, disclose or disseminate any Confidential Information.

b.

All documents, records, notebooks, notes, memoranda and similar repositories of, or containing Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to EFP or its operations and activities made or compiled by Consultant at any time or made available to him during the term of his engagement by EFP, including any and all copies thereof, shall be the property of EFP, shall be held by him in trust solely for the benefit of EFP, and shall be delivered to EFP by him on the termination of his engagement or at any other time on the request of EFP.

c.

Consultant will not assert any rights under any inventions, trademarks, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him during the term of his engagement if based on or otherwise related to Confidential Information.

7.

Non-competition Agreement.

a.

Consultant acknowledges and agrees that based on having access to and acquiring knowledge of highly sensitive and valuable trade secrets, and confidential or proprietary information belonging or relating to the Company, Consultant would be in a position to cause serious and irreparable harm to the Company in the event that, either during the term of this Agreement or immediately following the termination of the Agreement, Consultant were to compete with or be involved in an enterprise which competes with the Company or engages in the same business as the Company.

b.

Until termination of this Agreement and for a period of 12 months commencing on the date of termination, Consultant, directly or indirectly, in association with or as a stockholder, director, officer, consultant, executive, partner, joint venture, member or otherwise of or through any person, firm, corporation, partnership, association or entity, covenants that he will not compete with the Company or any of its affiliates in the design, manufacture, construction, offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, within the United States or anywhere in the world.  Consultant covenants and agrees that during the term of this Agreement and for a period of 12 months immediately following the termination of the Agreement, Consultant will not, either individually or in partnership or jointly or in conjunction with any person, firm, business, corporation, partnership joint venture, entity, syndicate or association, as an executive, principal, agent, officer director consultant, advisor, distributor, dealer, contractor, trustee, lender, shareholder or in any manner or capacity whatsoever, directly or indirectly, be employed by, render services to, carry on or be engaged in, or be concerned with or be interested in or advise, lend money to, guarantee the debts or obligations of, or in any manner participate in the management, operation or control of any business which is directly competitive with the business of the Company, engages in the same business as the company or performs research and development in the medical products field with any entity located anywhere in the world.

c.

For the purposes of this paragraph a business shall be deemed to be in “direct competition” or “directly competitive” with the Company if such business is engaged in developing, manufacturing, marketing, selling, or distributing filtration products.

8.

Non-solicitation of Executives.  Consultant covenants and agrees that during the term of this Agreement and for a period of twelve (12) months immediately following the termination of the Agreement, he will not, directly or indirectly, in any manner whatsoever, on his own behalf, or on behalf of any person, firm, business, corporation, partnership, joint venture, entity, syndicate or association solicit, induce or cause, or attempt to induce or cause any person who was any executive or consultant or in other relationship with the Company, to cease  providing services to the Company.

9.

Reasonableness of Confidentiality, Non-compete and Non-solicitation.  Consultante hereby acknowledges and confirms that the obligations and covenants set out in the above paragraphs are reasonable and necessary to protect the legitimate interests of the Company.  Without limiting the generality of the foregoing, Consultant hereby acknowledges and confirms that given, among other things, the nature and international scope of the Company’s operations and of the consulting duties to be performed by Consultant hereunder, the geographic scope and duration of the restrictions set fourth above are reasonable and necessary to protect the legitimate interests of the Company.  Consultant further acknowledges and agrees that these obligations and covenants will not preclude him from becoming gainfully employed following their termination of his employment in his profession.

10.

Termination.

a.

Fifteen Day Notice.  Either party may terminate this Agreement upon 15 days written notice to the other party.  If EFP so terminates for any reason other than Cause (as defined herein), Consultant shall receive the balance of any unpaid amounts due under paragraph 4 above, unless Consultant is in violation of any of the terms of this Agreement.  If Consultant is in violation of any terms of this Agreement, EFP may terminate the Agreement without notice and without additional payment.

b.

Death or Disability.  If Consultant dies or becomes permanently disabled and is no longer able to perform the duties of this Agreement, EFP shall have the option to terminate this Agreement without notice and without additional payment, other than any commissions earned and unpaid to Consultant prior to death or disability.  Any commissions earned and unpaid would be payable to the heirs and successors of the Consultant.

c.

Cause. EFP may terminate Consultant's engagement during the term of this Agreement for Cause.  For purposes of this Agreement, "Cause" shall mean: (i) Consultant being convicted of a felony; (ii) a willful act of personal dishonesty taken by Consultant in connection with his responsibilities as a consultant and intended to result in substantial personal enrichment of Consultant; (iii) the willful and continued failure of Consultant to perform substantially the Consultant's duties with EFP or its affiliates, after a written demand for substantial performance is delivered to Consultant by EFP which specifically identifies the manner in which EFP believes Consultant has not substantially performed Consultant's duties and Consultant has not performed such duties within 15 days of such notice, (iv) the willful engaging by Consultant in illegal conduct or gross misconduct which is materially and demonstrably injurious to EFP, or (v) the finding of fault directly attributable to Consultant by a trier of fact in any legal proceeding relating to the performance of his duties. For purposes of this provision, no act or failure to act, on the part of Consultant, shall be considered "willful" unless it is done, or omitted to be done, by Consultant in bad faith or without reasonable belief that Consultant's action or omission was in the best interests of EFP.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by EFP or based upon the advice of counsel for EFP shall be conclusively presumed to be done, or omitted to be done, by Consultant in good faith and in the best interests of EFP. The cessation of engagement of Consultant shall not be deemed to be for Cause unless and until there shall have been delivered to Consultant a copy of a resolution duly adopted by EFP at a meeting of EFP’s board of directors called and held for such purpose (after reasonable notice is provided to Consultant and Consultant is given an opportunity, together with counsel, to be heard), finding that, in the good faith opinion of EFP, Consultant is guilty of the conduct described in subparagraphs (i) through (vii) above, and specifying the particulars thereof in detail.

d.

Notice of Termination. Any termination by EFP for Cause, or by Consultant or EFP for other good reason, shall be communicated by Notice of Termination to the other party hereto in accordance with Section 10(b) of this Agreement.  For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Consultant's engagement under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by Consultant or EFP to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of good reason or Cause shall not waive any right of Consultant or EFP, respectively, or preclude Consultant or EFP, respectively, from asserting such fact or circumstance in enforcing Consultant' or EFP's rights hereunder.

e.

Date of Termination. "Date of Termination" means (i) if Consultant's engagement is terminated by EFP for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Consultant's engagement is terminated by Consultant or EFP other than for Cause or death, the Date of Termination shall be 15 days after the date on which Consultant notifies EFP or EFP notifies the Consultant of such termination and (iii) if the Consultant's engagement is terminated by reason of death, the Date of Termination shall be the date of death the Consultant.

11.

Nontransferability.  Neither Consultant, Consultant's spouse, Consultant's designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement.  Such payments and other rights are expressly declared nonassignable and nontransferable except as specifically provided herein.

12.

Arbitration.  In the event of any dispute respecting the rights, obligations, or covenants of the parties to this Agreement, such dispute shall be submitted for arbitration in accordance with the procedures of the American Arbitration Association, and any decision rendered in such proceeding shall be binding.  Each of the parties shall bear their own representation costs and one-half of the costs of the arbitrators in any such proceeding.

13.

Attorneys' Fees.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or party's costs, expenses, and reasonable attorneys' fees incurred therein by such party or parties (including, without limitation, such costs, expenses, and fees on any appeal(s), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses, and attorney's fees shall be included as part of such judgment and the collection thereof.

14.

Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party.

15.

Notice.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Consultant, to:

David Mierkey

10214 Garbo Court

Stockton, CA 95209

If to EFP, to:

Doug Beplate, President

Emergency Filtration Products, Inc.

175 Cassia Way, Suite A-115

Henderson, NV 89014

16.

Entire Agreement.  This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by EFP.  All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein.  No letter, telegram, or communication passing between the parties hereto covering any matter during this contract period, or any plans or periods thereafter, shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is attached as an amendment to this Agreement and is signed by the parties to this Agreement.

17.

Enforcement.  Each of the parties to this Agreement shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.  Consultant hereby specifically acknowledges and agrees that a breach of the agreements, covenants and conditions contained in Sections7 of this Agreement may cause irreparable harm and damage to EFP, that the remedy at law, for the breach or threatened breach of such provisions of this Agreement may be inadequate, and that, in addition to all other remedies available to EFP for such breach or threatened breach (including, without limitation, the right to recover damages), EFP shall be entitled to injunctive relief for any breach or threatened breach of such sections of this Agreement.

18.

Governing Law and Forum.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the forum for any disputes shall be the courts of Clark County, Nevada.

19.

Severability.  If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

20.

Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any covenant, agreement, term, or condition.

AGREED AND ENTERED INTO effective as of the date first above written.

Emergency Filtration Products, Inc., a Nevada corporation

By /s/Douglas K. Beplate, President

Consultant:

By /s/David Mierkey